EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 09/29/06
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.07%	-1.18%	6.90%
Class B Units	0.05%	-1.25%	6.21%
*	Subject to independent verification

WEEKLY COMMENTARY FOR THE WEEK ENDED SEPTEMBER 29, 2006

The Grant Park Futures Fund posted slight gains for the week. Positions in the stock indices and currencies posted gains; losses came from the interest rate and energy sectors.

Long positions in the stock indices reported gains as global equity markets experienced a strong weekly session. Domestic markets were higher as a result of strong earnings forecasts as well as favorable comments regarding the U.S. economy from the president of the Dallas Federal Reserve Bank. Analysts also cited the recent weakening of energy prices and a strong reading on consumer confidence as factors for the equity rally. Long positions in the S&P Composite Index and NASDAQ gained ground as did positions in the German DAX and Tokyo Nikkei.

A rally in the U.S. dollar garnered gains from the currency sector as short positions in the Japanese yen benefited from the strength in the greenback. The dollar rallied on news that August’s reading on the U.S. core personal consumption expenditures deflator (a measurement of inflation) was at its highest annual rate since 1995. A higher than expected reading on the Chicago Purchasing Managers Index also boosted the dollar, analysts said. Short positions in the Swiss franc also reported gains.

Long positions in the interest rate sector sustained losses as prices for fixed income products fell around the globe. The higher than expected Chicago Purchasing Managers Index coupled with a strong University of Michigan consumer sentiment index sent prices for U.S. Treasury instruments lower on the week. The aforementioned release on the personal consumption expenditures deflator (2.5% year to year, the highest reading since 1995) also forced prices lower. Long positions in the Japanese Government Bonds and Euro bunds also sustained losses.

Finally, short positions in the energy sector lost ground as prices for crude and crude products were higher for the week on news that some members of the Organization of Petroleum Exporting Countries would cut

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Chicago, IL 60661
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production levels. Nigeria and Venezuela said that they would reduce output by 170,000 barrels a day or roughly 7% of OPEC’s approximate production.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com